                                  UNITED STATES
                        SECURTIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

         |X| Preliminary Proxy Statement

         |_| Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))

         |_| Definitive Proxy Statement

         |_| Definitive Additional Materials

         |_| Soliciting Material Under Rule 14a-12

                                 DATASCOPE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                           RCG STARBOARD ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                              DAVID DANTZKER, M.D.
                                 WILLIAM J. FOX
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
      (5) Total fee paid:

          ----------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials:

|_|   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid  previously.  Identify the previous filing by registration  statement number,  or the form or schedule  and the date of its  filing.  (1) Amount previously paid

          ----------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No:

          ----------------------------------------------------------------------
      (3) Filing Party:

          ----------------------------------------------------------------------
      (4) Date Filed:

          ----------------------------------------------------------------------
          PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION  CONTAINED
          IN THIS FORM ARE NOT  REQUIRED TO RESPOND  UNLESS THE FORM  DISPLAYS A
          CURRENTLY VALID OMB CONTROL NUMBER.

Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital
Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange
Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of Datascope Corp., a Delaware corporation (the
"Company").

      Item 1: On October 19, 2007, Ramius Capital issued the following press release:

PRESS RELEASE                               Source: Ramius Capital Group, L.L.C

RAMIUS DISCLOSES NOMINATION OF TWO DIRECTOR CANDIDATES FOR THE DATASCOPE
CORP. BOARD
Friday October 19, 9:53 am ET

PROPOSES MINORITY SLATE OF EXPERIENCED AND INDEPENDENT NOMINEES TO STRENGTHEN
THE BOARD AND PROVIDE INCREASED OVERSIGHT

NEW YORK--(BUSINESS WIRE)--Starboard Value and Opportunity Master Fund Ltd.,
an affiliate of RCG Starboard Advisors, LLC and Ramius Capital Group, L.L.C.
(collectively, "Ramius"), today announced that it has filed with the
Securities and Exchange Commission preliminary proxy materials in connection with its nomination of two highly qualified and independent candidates for election to the Board of Directors of Datascope Corp. ("Datascope" or the
"Company") (NASDAQ: DSCP - News) at the Company's 2007 Annual Meeting.
Ramius' nominees are David Dantzker, M.D. and William J. Fox. Ramius beneficially owns approximately 2.4% of the common stock of Datascope.

Ramius believes that its nominees will strengthen the quality of Datascope's
Board by providing better leadership and oversight that will lead to greater stability within the Company's management and help reverse the Company's disappointing track record in the area of corporate governance. In addition,
Ramius believes that its experienced and independent nominees can prove valuable in helping to oversee the operations of the Company and ensure that that the
Company is being run solely for the benefit of all Datascope shareholders.

Ramius Partner Jeffrey C. Smith said, "There is no doubt that new representation on the Board is necessary in light of disclosed ethical concerns and the recent high turnover of senior level managers. We firmly believe the Company and its shareholders would benefit from the increased oversight that our independent director candidates can provide."

Added Smith, "Ramius' candidates are committed to working with the Board to adopt any measures that support the long-term value of the Company and that focus management on maximizing value for all shareholders."

Ramius' two independent nominees form an experienced team that intends to focus on unlocking value for the benefit of all Datascope shareholders. They are:

David Dantzker, M.D.    David Dantzker, M.D. (age 64) is a general partner at
                        Wheatley MedTech Partners, L.P., a New York-based
                        venture capital firm, a position he has held since
                        January 2001. Prior to serving with Wheatley MedTech
                        Partners, L.P., Dr. Dantzker served as Chief
                        Executive Officer of Redox Pharmaceuticals
                        Corporation from November 2000 until October 2001.
                        Dr. Dantzker served as President of Long Island
                        Jewish Medical Center from July 1993 to October 1997
                        and President of North Shore--LIJ Health System from
                        October 1997 until May 2000. Dr. Dantzker is
                        currently chairman of the board of directors of
                        Versamed, Inc., a private medical supply company and
                        Oligomerix, a private biopharmaceutical company. He
                        is also a director of Visionsense, Ltd., a private
                        high-end medical technology company, Advanced
                        Biohealing Inc., a private specialty biotechnology
                        company and Nuero-Hitech, Inc. (NASD: NHPI - News),
                        an early stage pharmaceutical company engaged in the
                        acquisition and development of therapies for
                        Alzheimer's disease and other degenerative
                        neurological disorders. Dr. Dantzker has also served
                        on the faculty and in leadership positions of four
                        major research-oriented medical schools, has authored
                        or co-authored 130 research papers and five textbooks
                        and is an internationally recognized expert in the
                        area of pulmonary medicine and critical care.

William J. Fox          William J. Fox (age 51) is a business advisor and
                        strategy consultant. From August 2006 until September
                        2007 Mr. Fox was Executive Chairman of the Board and
                        a director (since September 2004) of Nephros, Inc.
                        (AMEX: NEP - News), a medical device company. From
                        October 2004 until May 2006, Mr. Fox was Vice
                        Chairman of Barington Capital and several of its
                        affiliates, a group of equity investment funds. Until
                        December 2006, Mr. Fox had been a member of the
                        Barington Advisory Board since the founding of the
                        Barington Funds in 1999. From October 2004 until May
                        2006, Mr. Fox served as President, Chief Executive
                        Officer and a director of LQ Corporation (formerly
                        OTCBB: LQCI, now merged into Sielox, Inc.), a
                        marketer of commercial and government security
                        solutions, and from December 2004 until May 2006, Mr.
                        Fox served as President, Chief Executive Officer and
                        a director of Dynabazaar Inc. (OTCBB: FAIM - News),
                        now Sielox, Inc. (OTCBB: SLXN.OB - News) which was
                        formerly engaged in online auctions of surplus
                        assets. From November 2005 until May 2006, Mr. Fox
                        also served as a member of the Executive Committee of
                        Register.com (Cayman) L.P., a provider of domain name
                        registration and Internet services. From February
                        1999 until October 2004, Mr. Fox served as Chairman,
                        President, Chief Executive Officer and a director of

                        AKI, Inc. ("AKI"), a marketing and interactive
                        advertising company, and during that time, Mr. Fox
                        also served as President, Chief Executive Officer and
                        a director of AKI Holding Corp., the parent of AKI.
                        Prior to joining AKI, Mr. Fox served as
                        President-Strategic & Corporate Development of Revlon
                        Worldwide, Inc., Chief Executive Officer of Revlon
                        Technologies, Inc., Senior Executive Vice President
                        of Revlon Inc. and Senior Vice President of
                        MacAndrews & Forbes Holdings Inc. ("MacAndrews"). Mr.
                        Fox joined MacAndrews in 1983 and held various senior
                        executive positions in MacAndrews and in several of
                        its subsidiaries and affiliates, including Revlon,
                        Inc., Brooks Drugs, The Coleman Company, First
                        Gibraltar Bank Holdings, Wilbur Chocolate, New World
                        Entertainment and Technicolor Inc. Mr. Fox has also
                        served as a director of several public companies,
                        including Loehmann's Holding Inc. where he was
                        Co-Chairman of the Board (October 2000 through
                        October 2004), MM Companies Inc. (now George Foreman
                        Enterprises Inc.) (2003-2004), Revlon, Inc. (NYSE:
                        REV - News) (1996-1999) and The Hain Food Group where
                        he was Vice Chairman of the Board (NASD: HAIN - News)
                        (1996-1999). Mr. Fox received a B.B.A. (magna cum
                        laude) in Public Accounting from Pace University
                        Lubin School and an M.B.A. (with distinction) in
                        Public Accounting from Pace University Graduate
                        School. Mr. Fox is also a Certified Public Accountant.

ABOUT RAMIUS CAPITAL GROUP, L.L.C.

Ramius Capital Group is a registered investment advisor that manages assets of approximately $9.6 billion in a variety of alternative investment strategies.
Ramius Capital Group is headquartered in New York with offices located in
London, Tokyo, Hong Kong, Munich, and Vienna.

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital
Group,  L.L.C.  ("Ramius  Capital"),  together with the other participants named herein,  has  made  a  preliminary  filing  with  the  Securities  and  Exchange
Commission  ("SEC") of a proxy statement and an accompanying WHITE proxy card to be used to solicit  votes for the  election  of its  nominees at the 2007 annual meeting  of  stockholders  of  Datascope  Corp.,  a  Delaware  corporation  (the
"Company").

RAMIUS  CAPITAL  ADVISES  ALL  STOCKHOLDERS  OF THE  COMPANY  TO READ THE  PROXY
STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME  AVAILABLE  BECAUSE THEY WILL
CONTAIN  IMPORTANT  INFORMATION.  SUCH PROXY  MATERIALS  WILL BE AVAILABLE AT NO
CHARGE  ON  THE  SEC'S  WEB  SITE  AT   HTTP://WWW.SEC.GOV.   IN  ADDITION,  THE
PARTICIPANTS  IN THE  PROXY  SOLICITATION  WILL  PROVIDE  COPIES  OF  THE  PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE PARTICIPANTS' PROXY SOLICITOR,  INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE
NUMBER: (888) 750-5834.

The  participants in the proxy  solicitation are Starboard Value and Opportunity
Master Fund Ltd., a Cayman Islands exempted company ("Starboard"),  Parche, LLC, a Delaware limited liability company ("Parche"),  RCG Starboard Advisors, LLC, a
Delaware limited  liability  company,  Ramius Capital Group,  L.L.C., a Delaware limited  liability  company  ("Ramius  Capital"),  C4S & Co., L.L.C., a Delaware limited liability company ("C4S"),  Peter A. Cohen,  Morgan B. Stark,  Thomas W.
Strauss,  Jeffrey M.  Solomon,  David  Dantzker,  M.D.  and  William J. Fox (the
"Participants").

Starboard  beneficially  owns  314,882  shares of Common  Stock of the  Company.
Parche  beneficially  owns 59,786 shares of Common Stock of the Company.  As the investment manager of Starboard and the managing member of Parche, RCG Starboard
Advisors may be deemed to beneficially own the 314,882 shares of Common Stock of the Company  owned by  Starboard  and the 59,786  shares of Common  Stock of the
Company owned by Parche.  As the sole member of RCG Starboard  Advisors,  Ramius
Capital may be deemed to beneficially  own the 314,882 shares of Common Stock of the Company  owned by  Starboard  and the 59,786  shares of Common  Stock of the
Company owned by Parche.  As the managing member of Ramius  Capital,  C4S may be deemed to  beneficially  own the 314,882  shares of Common  Stock of the Company owned by Starboard and the 59,786 shares of Common Stock of the Company owned by
Parche.

As the managing  members of C4S, each of Mr. Cohen,  Mr. Stark,  Mr. Strauss and
Mr. Solomon may be deemed to beneficially own the 314,882 shares of Common Stock of the Company  owned by Starboard  and the 59,786 shares of Common Stock of the
Company owned by Parche.

Neither Dr. Dantzker nor Mr. Fox beneficially own any shares of Common Stock of the Company.

Contact:
Media & Shareholders:
Sard Verbinnen & Co.
Dan Gagnier or Renee Soto, 212-687-8080